Exhibit 99.1

Press Release Release date: May 10, 2018

Uniti Group Inc. Reports First Quarter 2018 Results

Closes on First Tranche of Sale-Leaseback and Fiber Acquisition with TPx

Announces Acquisition of Strategic Fiber Portfolio and Anchor Tenant Lease

•	Revenues of $246.9 Million for the First Quarter
•	Net Loss of $0.01 Per Diluted Common Share for the First Quarter
•	AFFO Per Diluted Common Share of $0.62 for the First Quarter
•	Raises 2018 Financial Outlook

LITTLE ROCK, Ark., May 10, 2018 (GLOBE NEWSWIRE) – Uniti Group Inc. ("Uniti" or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter 2018.

“The acquisition of a fiber portfolio from CenturyLink, and our previously reported TPx transactions, demonstrate our momentum at Uniti Leasing.  We are continuing to grow our portfolio of highly valuable fiber leased to anchor customers with predictable long-term economics and attractive lease-up potential.  We expect Uniti Leasing will be an important contributor to our future growth as shared communication infrastructure becomes more widely accepted in our industry,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued “We continue to expect a multi-year investment cycle for communication infrastructure as network densification for 5G technologies and architectures are deployed.  Uniti Leasing, Uniti Fiber, and Uniti Towers will be significant beneficiaries of these industry dynamics.  We continue to win contracts to deploy dark fiber and small cells for our wireless carrier customers, and we are excited about Uniti Tower’s growth potential as new towers are needed in the U.S. and Mexico.”

QUARTERLY RESULTS

Consolidated revenues for the first quarter of 2018 were $246.9 million.  Net income and Adjusted EBITDA was $1.2 million and $196.7 million, respectively, for the same period.  Net loss attributable to common shares was $0.9 million for the period, and included $5.9 million of transaction and integration related costs, partially offset by a $3.9 million non-cash gain related to mark-to-market adjustments on our contingent consideration obligations.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $108.7 million, or $0.62 per diluted common share.

Uniti Fiber contributed $67 million of revenues and $29.2 million of Adjusted EBITDA for the first quarter of 2018.  Uniti Fiber’s net success based capital expenditures during the quarter were $30.8 million, and maintenance capital expenditures were $1.5 million. At March 31, 2018, Uniti Fiber had over $1.3 billion of revenues under contract, a 9% increase over pro-forma year-ago levels.

Uniti Towers contributed $3.4 million of revenues and reported an Adjusted EBITDA loss of $0.5 million for the quarter.  Uniti Tower’s total capital expenditures for the first quarter were $9.2 million, which included the closing on the acquisition of 15 NMS development towers, and the completion of construction of 28 towers.  At quarter end, Uniti Towers had 710 towers in service and approximately 150 towers in varying stages of development.

Uniti Leasing had revenues of $172.8 million and Adjusted EBITDA of $172.4 million for the first quarter.  The Consumer CLEC business had revenues of $3.8 million for the first quarter, achieving Adjusted EBITDA margins 24%.

INVESTMENT TRANSACTIONS

On May 1, 2018, the Company closed on the first tranche of its previously announced sale-leaseback and fiber acquisition from U.S. TelePacific Holdings Corp. (“TPx”).  At close, the Company acquired 6,000 fiber strand miles located in Nevada, Texas and Massachusetts, which will be leased back to TPx on a triple net basis.  In addition, the Company acquired and will have exclusive use of 7,000 fiber strand miles located in Texas.  Total consideration for the first tranche of assets was $25 million.  The Company expects to close on the acquisition of the California assets in the third quarter of this year.

On May 10, 2018, the Company acquired from CenturyLink 30 long-haul intercity dark fiber routes totaling 11,000 route miles and 270,000 fiber strand miles across 25 states.  This transaction was approved by the U.S. Department of Justice as a condition of the CenturyLink / Level 3 merger, and adds attractive, high demand assets to Uniti Leasing.  In connection with this acquisition, the Company has executed an anchor tenant lease with a Fortune 100 company for 11% of the fiber strand miles.  We anticipate closing other leases of fiber strand miles in the future, including potentially more later this year.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $57 million of unrestricted cash and cash equivalents, and $450 million of undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 5.9x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on May 9, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on July 13, 2018 to stockholders of record on June 30, 2018.

UPDATED FULL YEAR 2018 OUTLOOK

The Company’s current 2018 outlook remains unchanged from its prior guidance, except for the impact of the May 1, 2018 acquisition and sale-leaseback of the first tranche of assets from TPx, the expected third quarter closing of the remaining assets from TPx, the closing of the aforementioned CenturyLink transaction, the anchor tenant lease of certain routes acquired from CenturyLink, and some additional lease-up at Uniti Leasing.  Our current outlook excludes any future acquisitions, capital market transactions, and transaction costs.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2018 is as follows (in millions):

Full Year 2018
Revenue	$1,006.0	to	$1,016.0
Adjusted EBITDA (1)	802.0	to	811.0
Interest expense (2)	320.0	to	320.0

Attributable to common shareholders:
Net income	12.8	to	21.8
FFO (1)	382.2	to	391.2
AFFO (1)	448.0	to	457.0

Weighted-average common shares outstanding - diluted	176.2	to	176.2
________________________
(1) See “Non-GAAP Financial Measures” below.
(2) Includes amortization of deferred financing costs and debt discounts.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 4397599.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of March 31, 2018, Uniti owns 5.0 million fiber strand miles, approximately 700 wireless towers, and other communications real estate throughout the United States and Latin America. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, closing of the second tranche of the TPx transaction, additional lease-up of assets acquired in the CenturyLink transaction and our 2018 financial results.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the TPx transaction agreements may be modified or terminated prior to expiration; risks related to satisfying the conditions to the second tranche of the TPx transaction; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2018	December 31, 2017
Assets:
Property, plant and equipment, net	$3,049,714	$3,053,889
Cash and cash equivalents	56,901	59,765
Accounts receivable, net	37,601	43,652
Goodwill	677,132	673,729
Intangible assets, net	425,694	429,357
Straight-line revenue receivable	51,447	47,041
Derivative asset	42,061	6,793
Other assets	22,963	15,856
Total Assets	$4,363,513	$4,330,082

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$80,419	$77,634
Accrued interest payable	70,517	28,684
Deferred revenue	586,595	537,553
Dividends payable	109,365	109,557
Deferred income taxes	55,611	55,478
Capital lease obligations	55,651	56,329
Contingent consideration	89,236	105,762
Notes and other debt, net	4,503,462	4,482,697
Total Liabilities	5,550,856	5,453,694

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	84,274	83,530

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 174,970 shares at March 31, 2018 and 174,852 at December 31, 2017	17	17
Additional paid-in capital	645,403	644,328
Accumulated other comprehensive income (loss)	46,735	7,821
Distributions in excess of accumulated earnings	(2,063,640)	(1,960,715)
Total Uniti shareholders’ deficit	(1,371,485)	(1,308,549)
Noncontrolling interests – operating partnership units	99,868	101,407
Total shareholders’ deficit	(1,271,617)	(1,207,142)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,363,513	$4,330,082

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Leasing	$172,774	$170,306
Fiber Infrastructure	66,967	34,812
Towers	3,370	1,428
Consumer CLEC	3,804	4,927
Total revenues	246,915	211,473

Costs and expenses:
Interest expense	77,607	73,365
Depreciation and amortization	114,721	101,361
General and administrative expense	22,520	13,978
Operating expense (exclusive of depreciation and amortization)	29,904	22,125
Transaction related costs	5,913	9,684
Other (income) expense	(3,885)	11,339
Total costs and expenses	246,780	231,852

Income (loss) before income taxes	135	(20,379)
Income tax benefit	(1,096)	(379)
Net income (loss)	1,231	(20,000)
Net income attributable to noncontrolling interests	21	-
Net loss attributable to shareholders	1,210	(20,000)
Participating securities’ share in earnings	(679)	(387)
Dividends declared on convertible preferred stock	(656)	(656)
Amortization of discount on convertible preferred stock	(745)	(745)
Net loss attributable to common shareholders	$(870)	$(21,788)

Net loss attributable to common shareholders – Basic	$(870)	$(21,788)
Participating securities on share settled contingent consideration arrangements	210	-
Mark-to-market gain on share settled contingent consideration arrangements	(994)	-
Net loss attributable to common shareholders - Diluted	$(1,654)	$(21,788)
Weighted average number of common shares outstanding:
Basic	174,892	155,184
Diluted	175,499	155,184

Earnings (loss) per common share:
Basic	$-	$(0.14)
Diluted	$(0.01)	$(0.14)

Dividends declared per common share	$0.60	$0.60

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2018	2017
Cash flow from operating activities:
Net income (loss)	$1,231	$(20,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	114,721	101,361
Amortization of deferred financing costs and debt discount	6,034	5,265
Deferred income taxes	(1,502)	(1,002)
Straight-line revenues	(4,592)	(3,629)
Stock based compensation	2,210	1,632
Change in fair value of contingent consideration	(3,864)	10,910
Other	921	124
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	6,409	1,014
Other assets	(4,621)	(1,626)
Accounts payable, accrued expenses and other liabilities	39,919	34,153
Net cash provided by operating activities	156,866	128,202

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	248
Acquisition of ground lease investments	-	(7,191)
NMS asset acquisitions	(962)	(64,622)
Capital expenditures - other	(51,143)	(14,931)
Net cash used in investing activities	(52,105)	(86,496)

Cash flows from financing activities:
Principal payment on debt	(5,270)	(5,270)
Dividends paid	(105,920)	(94,133)
Payments of contingent consideration	(12,662)	(18,791)
Borrowings under revolving credit facility	70,000	25,000
Payments under revolving credit facility	(50,000)	(25,000)
Capital lease payments	(899)	(672)
Deferred financing costs	-	(24,418)
Common stock issuance, net of costs	-	(54)
Distributions paid to noncontrolling interest	(2,479)	-
Net share settlement	(658)	(1,690)
Net cash used in financing activities	(107,888)	(145,028)

Effect of exchange rate changes on cash and cash equivalents	263	294
Net decrease in cash and cash equivalents	(2,864)	(103,028)
Cash and cash equivalents at beginning of period	59,765	171,754
Cash and cash equivalents at end of period	$56,901	$68,726

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$18,078	$4,013
Tenant capital improvements	47,352	33,824

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Net loss attributable to common shareholders	$(870)	$(21,788)
Real estate depreciation and amortization	95,577	91,014
Participating securities’ share in earnings	679	387
Participating securities’ share in FFO	(679)	(387)
Adjustments for noncontrolling interests	(2,205)	-
FFO attributable to common shareholders	92,502	69,226
Transaction related costs	5,913	9,684
Change in fair value of contingent consideration	(3,864)	10,910
Amortization of deferred financing costs and debt discount	6,034	5,265
Stock based compensation	2,210	1,632
Non-real estate depreciation and amortization	19,144	10,347
Straight-line revenues	(4,592)	(3,629)
Maintenance capital expenditures	(1,485)	(536)
Amortization of discount on convertible preferred stock	745	745
Other non-cash (revenue) expense, net	(7,582)	(3,328)
Adjustments for noncontrolling interests	(353)	-
Adjusted FFO attributable to common shareholders	$108,672	$100,316

Per diluted common share:
EPS	$(0.01)	$(0.14)
FFO	$0.53	$0.45
AFFO	$0.62	$0.65

Weighted average common shares used to calculate basic earnings (loss) per common share	174,892	155,184
Effect of dilutive non-participating securities	607	271
Weighted average common shares used to calculate diluted FFO and AFFO per common share	175,499	155,455

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$1,231	$(20,000)
Depreciation and amortization	114,721	101,361
Interest expense	77,607	73,365
Income tax benefit	(1,096)	(379)
EBITDA	192,463	154,347
Stock based compensation	2,210	1,632
Transaction related costs	5,913	9,684
Other (income) expense	(3,885)	11,339
Adjusted EBITDA	$196,701	$177,002

Adjusted EBITDA:
Leasing	$172,369	$170,060
Fiber Infrastructure	29,195	11,567
Towers	(463)	(735)
Consumer CLEC	913	1,166
Corporate	(5,313)	(5,056)
	$196,701	$177,002

Annualized Adjusted EBITDA (1)	$786,804

As of March 31, 2018:
Total Debt (2)	$4,697,268
Cash and cash equivalents	56,901
Net Debt	$4,640,367

Total Debt/Annualized Adjusted EBITDA	6.0x

Net Debt/Annualized Adjusted EBITDA	5.9x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $55.7 million of capital leases, but excludes $138.2 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2018
Net income attributable to common shareholders	$12.8 to $21.8
Noncontrolling interest share in earnings	0.5
Participating securities’ share in earnings	2.6
Dividends declared on convertible preferred stock	2.6
Amortization of discount on convertible preferred stock	3.0
Net income (2)	$21.4 to $30.4
Interest expense	320.0
Depreciation and amortization	460.0
Income tax benefit	(10.0)
EBITDA (2)	$791.4 to $800.4
Stock based compensation	8.7
Transaction related costs and other	2.0
Adjusted EBITDA (2)	$802.0 to $811.0

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2018
Net income attributable to common shareholders	$0.07 to $0.12
Real estate depreciation and amortization	2.15
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
Adjustments for noncontrolling interests	(0.05)
FFO attributable to common shareholders (2)	$2.17 to $2.22
Transaction related costs	0.03
Change in fair value of contingent consideration	(0.02)
Amortization of deferred financing costs and debt discount	0.14
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.47
Straight-line revenues	(0.10)
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	0.02
Other non-cash revenue, net	(0.16)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders (2)	$2.54 to $2.59

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2018
Interest expense on debt obligations	$295.0
Amortization of deferred financing cost and debt discounts	25.0
Interest expense (2)	$320.0

________________________

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Manager, Finance and Investor Relations

bill.ditullio@uniti.com